Exhibit 99.2

PROXY FOR SHARES OF VOTING STOCK SOLICITED ON BEHALF OF

THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF

THE SHAREHOLDERS OF ANCHOR BANCORP, INC.

TO BE HELD ON OCTOBER 30, 2017

I, the undersigned shareholder of Anchor Bancorp, Inc. (the “Company”), having received notice of a special meeting of the shareholders, revoking any proxy previously given, do hereby nominate, constitute and appoint Megan Edwards, my true and lawful attorney and proxy, with full power of substitution, for me and in my name, place and stead to vote all of the shares of Common Stock, Class A1 Preferred Stock and Voting Preferred Stock of the Company, standing in my name on its books on September 25, 2017, at a special meeting of the shareholders of the Company, to be held on October 30, 2017, at 3:30 p.m., local time, at Southview Country Club, 239 Mendota Road East, West St. Paul, Minnesota 55118, and at any postponement or adjournment thereof, with all powers the undersigned would possess if personally present, as follows:

1.	To approve the Agreement and Plan of Merger, dated as of August 7, 2017, between the Company and Old National Bancorp (the “Merger Agreement”), pursuant to which the Company will merge with and into Old National Bancorp.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.	To approve the adjournment of the special meeting, if necessary, to solicit additional proxies in the event there are not sufficient votes present at the special meeting in person or by proxy to approve the Merger Agreement.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	In accordance with her discretion, to vote upon all other matters that may properly come before the special meeting or any adjournment or postponement of the special meeting.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” PROPOSALS 1 AND 2. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 AND 2 AND IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

	Dated:	, 2017

Signature(s):

NOTE: PLEASE DATE PROXY AND SIGN IT EXACTLY AS NAME OR NAMES APPEAR ON THE STOCK TRANSFER RECORDS OF THE COMPANY. ALL JOINT OWNERS OF SHARES SHOULD SIGN. STATE FULL TITLE WHEN SIGNING AS EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN, ETC. PLEASE RETURN SIGNED PROXY IN THE ENCLOSED ENVELOPE.

Please indicate if you plan to attend the special meeting:  ☐ Yes  ☐ No